Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-70345) pertaining to the 1997 Stock Option Plan, 1998 Stock Option Plan, and 1998 Supplemental Stock Option Plan of United Rentals, Inc., the Registration Statement (Form S-8 No. 333-133256) pertaining to the 1998 Stock Option Plan, and 1998 Supplemental Stock Option Plan of United Rentals, Inc., the Registration Statement (Form S-8 No. 333-60458) pertaining to the 2001 Stock Plan of United Rentals, Inc., the Registration Statement (Form S-8 No. 333-139589) pertaining to the 2001 Comprehensive Stock Plan of United Rentals, Inc., the Registration Statements (Form S-8 No. 333-98567) pertaining to the United Rentals, Inc. 401(k) Investment Plan and United Rentals, Inc. Acquisition Plan of United Rentals, Inc., the Registration Statement (Form S-8 No. 333-162818) pertaining to the United Rentals, Inc. 401(k) Investment Plan, the Registration Statement (Form S-8 No. 333-113787) pertaining to the 2001 Senior Stock Plan of United Rentals, Inc., the Registration Statement (Form S-8 No. 333-116882) pertaining to the Deferred Compensation Plan for Directors of United Rentals, Inc., the Registration Statement (Form S-8 No. 333-166743) pertaining to the 2010 Long Term Incentive Plan of United Rentals, Inc., the Registration Statement (Form S-8 No. 333-182008) pertaining to the 2010 Long Term Incentive Plan of United Rentals, Inc., the Registration Statement (Form S-8 No. 333-181084) pertaining to the RSC Holdings Inc. Amended and Restated Stock Incentive Plan, and the Registration Statement (Form S-3 No. 333-177522) of United Rentals, Inc. and in the related Prospectus for the registration of United Rentals, Inc. debt securities, shares of common stock, rights, shares of preferred stock, and warrants and United Rentals (North America), Inc. debt securities of our reports dated January 23, 2013, with respect to the consolidated financial statements and schedule of United Rentals, Inc. and the effectiveness of internal control over financial reporting of United Rentals, Inc. included in this Annual Report (Form 10-K) of United Rentals, Inc. for the year ended December 31, 2012.
/s/ Ernst & Young LLP
Stamford, Connecticut
January 23, 2013